Exhibit 4.1

EXECUTION COPY

SOTHEBY’S,

as Issuer

and

THE INITIAL SUBSIDIARY GUARANTORS PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of September 27, 2012

5.25% Senior Notes due 2022

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INDENTURE, dated as of September 27, 2012, between SOTHEBY’S, a Delaware corporation (the “Company”), the Initial Subsidiary Guarantors (as defined herein), and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $300.0 million aggregate principal amount of the Company’s 5.25% Senior Notes due 2022 (the “Notes”) issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company and the Initial Subsidiary Guarantors, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid obligations of the Company as hereinafter provided.

AND THIS INDENTURE FURTHER WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Additional Notes” has the meaning provided in Section 2.15.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, transfer agent or authenticating agent.

“Agent Members” has the meaning provided in Section 2.07(a).

“Applicable Premium” means, at any Redemption Date, the greater of (1) 1.00% of the principal amount of such Notes and (2) the excess of (a) the present value at such Redemption Date of (i) the redemption price of the Notes on October 1, 2017 as set forth in Section 3.01 plus (ii) all required remaining scheduled interest payments due on such Notes through October 1, 2017 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points as of such Redemption Date over (b) the principal amount of such Notes on such Redemption Date, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Asset Acquisition” means any acquisition of property or series of related acquisitions of property that constitutes all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Person.

“Asset Sale” means any disposition of property or series of related dispositions of property that involves all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Subsidiary.

“Attributable Debt” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction, as determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.

“Board Resolution” means one or more resolutions of the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day except a Saturday, Sunday or other day on which banking institutions are authorized or required by law or regulation to close in The City of New York or in the city of the Corporate Trust Office of the Trustee.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all common stock and preferred stock, but excluding any convertible or exchangeable debt securities.

“Change of Control” means such time as:

(i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company or a Subsidiary;

(ii) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis;

(iii) the adoption of a plan relating to the liquidation or dissolution of the Company;

(iv) individuals who on the Closing Date constitute the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination by the Board of Directors of the Company for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the Board of Directors of the Company then in office who either were members of the Board of Directors of the Company on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Company then in office; or

(v) the Company consolidates with, or merges with or into, any Person or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (b) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the “beneficial owner” of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Closing Date” means the date on which the Notes are originally issued under this Indenture.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

“Company Order” means a written request or order signed in the name of the Company by its President, Chief Executive Officer, Chief Financial Officer, or a Vice President, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

“Consolidated Tangible Assets” means the aggregate amount of assets of the Company and its Subsidiaries, as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Subsidiaries, prepared in conformity with GAAP, in each case, giving pro forma effect to any Asset Sale or Asset Acquisition that shall have occurred since the end of such fiscal quarter minus goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

“Corporate Trust Office” means the designated office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date of this Indenture, located at 60 Livingston Avenue, St. Paul, MN 55107-1419; Attention: Raymond S. Haverstock.

“Credit Agreement” means the credit agreement, dated as of August 31, 2009 as amended, among the Company and other borrowers party thereto from time to time, the other credit parties party thereto from time to time, General Electric Capital Corporation, as Agent, and the lenders party thereto from time to time, together with any agreements, instruments, security agreements, guaranties and other documents executed or delivered pursuant to or in connection with such credit agreement, as such credit agreement or such agreements, instruments, security agreements, guaranties or other documents may be amended, supplemented, extended, restated, renewed or otherwise modified from time to time and any successive refundings, refinancings, replacements or substitutions thereof or therefor, whether with the same or different lenders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a permanent certificated Note in registered form in substantially the form set forth in Exhibit A, including any Physical Notes.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Event of Default” has the meaning provided in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the fair market value thereof as determined in good faith by the Board of Directors of the Company.

“Foreign Subsidiary” means any Subsidiary of the Company that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Closing Date.

“Global Notes” means one or more permanent Notes registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company, and authenticated by the Trustee in accordance with Section 2.03 hereof, including any Restricted Global Notes and Unrestricted Global Notes.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business; any auction guarantees; supplier, purchaser or customer arrangements in the ordinary course of business; representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary which are reasonably customary in sale, factoring or securitization of receivables financings; or “comfort” letters delivered to auditors in connection with statutory audits. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” or “Noteholder” means the registered holder of any Note.

“Indebtedness” means, with respect to any Person, without duplication, (1) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (2) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments (other than in the ordinary course and import or export guarantees); (3) net obligations of such Person under any swap contract; (4) all obligations of such Person to pay the deferred purchase price of property or services due for more than 90 days after the date on which such property or services were provided (excluding accrued expenses and trade payables); (5)

indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such specified Person; (6) all Attributable Debt in respect of capitalized leases and synthetic lease obligations of such Person and all synthetic debt of such Person; and (7) all Guarantees of such Person of Indebtedness of another Person; provided, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and swap contracts) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; and provided further, however, in each case, that “Indebtedness” shall not include any auction guarantees. For the avoidance of doubt, Indebtedness is not deemed to be outstanding until it is incurred, and the entry into a binding commitment shall not, in and of itself, be deemed to be an incurrence.

“Indenture” means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

“Initial Subsidiary Guarantors” means each of the Company’s existing domestic Subsidiaries that guarantees obligations under the Company’s Credit Agreement and York.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date” means each semiannual interest payment date on April 1 and October 1 of each year, commencing April 1, 2013.

“Investment Grade” means (1) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P), and Baa3 or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) the equivalent in respect of the Rating Categories of any Rating Agencies.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Maturity Date” means October 1, 2022.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-U.S. Person” means a person who is not a “U.S. person” (as defined in Regulation S).

“Note Guarantee” means a Guarantee of the obligations of the Company under this Indenture and the Notes by any Subsidiary Guarantor.

“Notes” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall include the Notes initially issued on the Closing Date and any other Notes issued after the Closing Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

“Offer to Purchase” means an offer by the Company to purchase Notes from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(i) that all Notes validly tendered will be accepted for payment on a pro rata basis;

(ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

(iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

“Officer” means, with respect to the Company, the President, Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary

“Officer’s Certificate” means a certificate signed in the name of the Company by the President, Chief Executive Officer, any Vice President, Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company and delivered to the Trustee.

“Offshore Global Note” has the meaning provided in Section 2.01.

“Offshore Notes” has the meaning provided in Section 2.01.

“Offshore Physical Notes” has the meaning provided in Section 2.01.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, that meets the requirements of Section 11.03. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

“Paying Agent” has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term “Paying Agent” includes its successors and assigns and any additional Paying Agent.

“Paying Agent Office” means the designated office of the Trustee at which the corporate trust paying agent office of the Trustee shall, at any particular time, be administered, which office is, at the date of this Indenture, located at 60 Livingston Avenue, St. Paul, MN 55107-1419, Attention: Raymond Haverstock.

“Payment Date” has the meaning provided in the definition of Offer to Purchase.

“Permitted Liens” means (1) Liens incurred or pledges and deposits made in connection with workers’ compensation, unemployment insurance, old pensions, social security and public liability and similar legislation; (2) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred in the ordinary course of business; (3) statutory Liens of landlords and other Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens, incurred in good faith in the ordinary course of business, including but not limited to those relating to the construction of the York Avenue Property; (4) Liens securing the payment of taxes, assessments, import duties and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate proceedings with adequate reserves; (5) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Company and its Subsidiaries taken as a whole or materially impair the operation of the business of the Company and its Subsidiaries taken as a whole; (6) normal and customary rights of setoff upon deposits of cash in favor of banks or other depositary institutions; (7) Liens incurred in the ordinary course of business provided that these liens are not given as security for Indebtedness; (8) Liens on property or assets of any Subsidiary securing Indebtedness of such Subsidiary to the Company or another Subsidiary; (9) Liens for judgments or awards, so long as the finality of such judgment or award is being contested in good faith and execution thereof is stayed; provided that the aggregate amount of Liens permitted by this clause may not exceed $75.0 million; (10) any Lien existing on any property or assets of a Person at the time of the acquisition thereof by the Company or any Subsidiary, or existing prior to the time of acquisition upon any property or assets acquired by the Company or any of its Subsidiaries through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary; provided that such Liens were not created in contemplation of such acquisition, purchase, merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary or organized, purchased or invested in by the Company or such Subsidiary; (11) any Lien placed upon the York Avenue Property; (12) any Lien placed upon property or assets within 90 days of the time of acquisition of such property or assets by the Company or any of its Subsidiaries to secure all or a portion of (or to secure Indebtedness incurred to pay all or a portion of) the purchase price thereof; provided that any such Lien shall not encumber any other property or assets of the Company or any Subsidiary; and (13) any Lien renewing, extending or refunding any Lien permitted by clause (9) or (10) above, provided that (i) the principal amount secured is not increased other than any premium, fee, expense or accrued and unpaid interest payable in connection with any such renewal, extension or refunding, and the Lien is not extended to other property and (ii) any renewal, extension or refunding of the obligations secured or benefited thereby is permitted by this Indenture.

For the avoidance of doubt, the enumeration of items in this Permitted Liens definition does not mean that the items secured by Permitted Liens are Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” has the meaning provided in Section 2.01.

“principal” of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

“Private Placement Legend” means the legend initially set forth as the first legend on the Notes in the form set forth in Section 2.02(a).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories (any of which may include a “+” or “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories (any of which may include a “1”, “2” or “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.

“Refinancing” has the meaning provided in Section 4.03(vi).

“Registrar” has the meaning provided in Section 2.04.

“Regular Record Date” for the interest payable on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee in its Corporate Trust Office, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, Trust Officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Global Note” has the meaning provided in Section 2.01.

“Restricted Note” has the meaning provided in section 2.01.

“Restricted Physical Note” has the meaning provided in Section 2.01.

“Restricted Period” with respect to any Offshore Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to any Note or any predecessor of such Note.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to the Company or any Subsidiary of the Company of any property or assets, which property or assets has been or is to be sold or transferred by the Company or any Subsidiary of the Company to such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” has the meaning provided in Section 2.04.

“Significant Subsidiary” means, at any date of determination, any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act as in effect on the Closing Date.

“Stated Maturity” means when used with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which the principal amount of such debt security or such installment of interest is due and payable.

“Subsidiary” means any corporation, limited or general partnership, limited liability company, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock therein is, at the time, directly or indirectly owned by the Company, or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“Subsidiary Guarantor” means any Initial Subsidiary Guarantor and any other Subsidiary of the Company that provides a Note Guarantee of the Company’s obligations under this Indenture and the Notes, until such Note Guarantee is released in accordance with the terms of this Indenture.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies and its successors.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to October 1, 2017; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

“United States Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

“Unrestricted Global Note” means a Global Note that is an Unrestricted Note.

“Unrestricted Notes” means one or more Notes that do not and are not required to bear the Private Placement Legend including, without limitation any Notes from which the Private Placement Legend has been removed in accordance with Section 2.08(e) and Notes in which a Holder acquires an interest pursuant to Section 2.08(h).

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“York” means York Holdings International Inc.

“York Avenue Property” means the Company’s corporate headquarters building at 1334 York Avenue, New York, New York.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder or a Noteholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) words in the singular include the plural, and words in the plural include the singular;

(iv) provisions apply to successive events and transactions;

(v) all references to “including” shall have the meaning of “including without limitation”;

(vi) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

(vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

ARTICLE

TWO THE NOTES

SECTION 2.01. Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company or any Subsidiary Guarantor is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication. The Trustee shall authenticate the Notes, upon a Company Order for the authentication and delivery of such Notes, which order shall set forth the number of separate notes, the principal amount of each such Note to be authenticated, the date on which the original issue of Notes is to be authenticated, the registered holders of each of the said Notes and delivery instructions.

The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, each Subsidiary Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form in substantially the form set forth in Exhibit A, bearing the Private Placement Legend (the “Restricted Global Notes”) and duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Notes in registered form in substantially the form set forth in Exhibit A (the “Offshore Global Notes”), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

Notes initially issued to or transferred to affiliates (as defined in Rule 405 of the Securities Act) of the Company pursuant to Section 2.08(g) or Institutional Accredited Investors pursuant to Section 2.08(a) of this Indenture shall only be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and shall bear the Private Placement Legend (the “Restricted Physical Notes”). Notes issued pursuant to Section 2.07(b) in exchange for interests in the Offshore Global Notes shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the “Offshore Physical Notes”).

The Offshore Physical Notes and Restricted Physical Notes are sometimes collectively herein referred to as the “Physical Notes.” The Restricted Physical Notes and Restricted Global Notes are sometimes collectively herein referred to as the “Restricted Notes”. The Offshore Physical Notes and Offshore Global Notes are sometimes referred to collectively herein as “Offshore Notes”. For the purposes of Section 2.08 (a) and (b), Restricted Notes shall include Offshore Notes other than Offshore Notes that become Unrestricted Notes pursuant to Section 2.08(d) or (h).

The Definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.02. Restrictive Legends.

(a) Until all of the beneficial interests in a Restricted Global Note have been exchanged for beneficial interests in the Unrestricted Global Note in accordance with Section 2.08(h) or the Private Placement Legend has been removed from such Global Note in accordance with Section 2.08(e), each Restricted Note shall bear the legend set forth below on the face thereof:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

and each Offshore Note shall bear the legend set forth below on the face thereof:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT

BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY US PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (I) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (II) THE DATE OF ISSUANCE OF THESE NOTES.”

(b) Each Global Note, whether or not an Restricted Global Note, Unrestricted Global Note or Offshore Global Note, shall also bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN THE NAME OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

“TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.”

SECTION 2.03. Execution, Authentication and Denominations. Subject to Article Four and applicable law, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes shall be executed by two Officers of the Company. The signature of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Subsidiary Guarantor or an Affiliate of the Company or any Subsidiary Guarantor.

The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 in principal amount and multiples of $1,000 in excess thereof.

SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the “Security Register”). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Company shall appoint the Trustee to act as, and the Trustee shall act as, such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.

SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than 11:00 a.m. (New York City time) on each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the

Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

SECTION 2.06. Transfer and Exchange.

(a) The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest in such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

SECTION 2.07. Book-Entry Provisions for Global Notes. The Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

(a) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in Global Notes may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, Definitive Notes shall be issued to all beneficial owners in exchange for their beneficial interests in the applicable Global Notes bearing any applicable transfer restrictions if (i) (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Notes or (b) the Depositary has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Depositary has notified the Trustee of its decision to exchange such Definitive Notes or (iii) the Company, at its option but subject to the Depositary’s requirements, notifies the Trustee in writing that it elects to cause the issuance of such Definitive Notes.

(c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the first Global Note will, upon transfer, cease to be an interest in another Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(d) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more of the applicable Definitive Notes bearing any applicable transfer restrictions of like tenor and amount.

(e) In connection with the transfer of a Global Note, in whole, to beneficial owners pursuant to paragraph (b) of this Section 2.07, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Notes, an equal aggregate principal amount of applicable Definitive Notes bearing any applicable transfer restrictions of authorized denominations.

(f) Any Restricted Physical Note delivered in exchange for an interest in the Restricted Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Restricted Physical Note set forth in Section 2.02.

(g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.02.

(h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.08. Special Transfer Provisions. The following provisions shall apply:

(i) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note or a beneficial interest to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

(i) The Registrar shall register the transfer of any Restricted Note if the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit B hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $100,000, an opinion of counsel acceptable to the Company and the Trustee that such transfer is in compliance with the Securities Act.

(ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Restricted Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Restricted Global Notes in an amount equal to the principal amount of the beneficial interest in the Restricted Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Physical Notes of like tenor and amount.

(j) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Note to a QIB (excluding Non-U.S. Persons):

(i) If the Note to be transferred consists of (x) either Offshore Physical Notes during the Restricted Period or Restricted Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the Global Notes (during the Restricted Period in the case of Offshore Global Notes), the transfer of such interest may be effected only through the book entry system maintained by the Depositary and the transferor delivers to the Trustee a written certificate substantially in the form of Exhibit C hereto.

(ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of Restricted Global Notes in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(k) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of any Note that is not an Unrestricted Note to a Non-U.S. Person pursuant to Regulation S under the Securities Act:

(i) The Registrar shall register any proposed transfer to any Non-U.S. Person, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

(ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the Restricted Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Restricted Global Notes in an amount equal to the principal amount of the beneficial interest in the Restricted Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of Notes to be transferred, and the Trustee shall cancel the Restricted Physical Note, if any, so transferred or decrease the amount of the Restricted Global Notes.

(l) Exchange or Transfers of Restricted Notes or Offshore Notes for Unrestricted Notes. (i) Other than as provided in Section 2.08(h) below, Restricted Notes or beneficial interests therein may be exchanged for Unrestricted Notes or beneficial interests therein only if the transferor delivers to the Trustee a written certificate substantially in the form of Exhibit E hereto.

(ii) Other than as provided in Section 2.08(h) below, Offshore Notes or beneficial interests therein may be exchanged for Unrestricted Notes or beneficial interests therein only if: (x) the requested exchange is after the Restricted Period has elapsed or (y) the transferor delivers to the Trustee a written certificate substantially in the form of Exhibit E hereto.

(m) Private Placement Legend. Upon the transfer, exchange or replacement of Unrestricted Notes, the Registrar shall deliver Unrestricted Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Restricted Notes or beneficial interests in Restricted Global Notes, the Registrar shall deliver only Restricted Notes and instruct the Depositary to credit the account of the applicable transferee with a beneficial interest in a Restricted Global Note, as the case may be, except as set forth in Section 2.08 (c) or (d) above or (h) below.

(n) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges receipt of a Restricted Note with the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture until such time as the Private Placement Legend is no longer required pursuant to Section 2.02 and such Holder transfers such a Restricted Note to an Unrestricted Note. The Registrar shall not register a transfer of any Note of a beneficial interest therein unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes or a beneficial interest therein, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act until such time as the Private Placement Legend is no longer required pursuant to Section 2.02 and such Holder transfers such a Restricted Note to an Unrestricted Note; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

(o) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note or a beneficial interest therein that has been transferred to an affiliate (as defined in Rule 405) of a Company within one year after the Closing Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note or a beneficial interest therein that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one year after the last date on which either the Company or any affiliate of the Company was an owner of such Note, in each case, be in the form of a permanent certificated Note and bear the Private Placement Legend subject to the restrictions in Section 2.01.

(p) Mandatory Exchange from Restricted Global Note to Unrestricted Global Note. The Company may, at its option, provide for the mandatory exchange of all beneficial interests in a Restricted Global Note for beneficial interests in an Unrestricted Global Note and of all beneficial interests in an Offshore Global Note for beneficial interests in an Unrestricted Global Note upon compliance with the procedures for the mandatory exchange of 144A securities for unrestricted securities or the procedures for the mandatory exchange of Regulation S securities for unrestricted securities, as applicable, in each case as provided by the Depositary and in effect at the time of such exchange. Upon such exchange of beneficial interests pursuant to this Section 2.08(h), the Registrar shall endorse Schedule A to the relevant Notes and reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note(s) and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.08(h), the relevant Restricted Global Note shall be cancelled.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.09. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this Section 2.09 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Company and each Subsidiary Guarantor and shall be entitled to the benefits of this Indenture.

SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the Maturity Date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

SECTION 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.12. Cancellation. The Company, at any time, may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure.

SECTION 2.13. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP,” “CINS” or “ISIN” numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in “CUSIP,” “CINS” or “ISIN” numbers for the Notes.

SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.15. Issuance of Additional Notes. The Company may, subject to Article Four of this Indenture and applicable law, issue additional notes under this Indenture (“Additional Notes”). The Notes issued on the Closing Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. The Additional Notes may be issued in private or public transactions and will contain relevant legends.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Right of Redemption. The Notes will not be redeemable at any time prior to maturity except as set forth below.

At any time prior to October 1, 2017, the Notes also may be redeemed in whole or in part, at the option of the Company, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of the Redemption Date, plus accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address (in the case of Global Notes, it being understood that the Depositary may also send such notice electronically to the beneficial holders), not less than 30 nor more than 60 days prior to the Redemption Date.

On or after October 1, 2017, the Notes may be redeemed in whole or in part, at the option of the Company at the Redemption Price (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to, but not including, the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on October 1 of the years indicated below:

Year	Percentage
2017	102.652%
2018	101.750%
2019	100.875%
2020 and thereafter	100.000%

In addition, at any time prior to October 1, 2015, the Company may redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the Net Cash Proceeds of one or more sales of common stock of the Company at any time as a whole or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 105.25%, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that (i) at least 60% of the aggregate principal amount of Notes originally issued on the Closing Date remains outstanding after each such redemption and (ii) notice of any such redemption is mailed within 60 days after each such sale of common stock.

SECTION 3.02. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed (or that all Notes are outstanding on the Redemption Date are to be redeemed) and the clause of this Indenture pursuant to which redemption shall occur.

The Company shall give each notice provided for in this Section 3.02 in an Officer’s Certificate at least 35 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

SECTION 3.03. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange or automated quotation system on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate and/or in accordance with guidelines set by the Depositary; provided that no Note of $2,000 in principal amount or less shall be redeemed in part.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $2,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $2,000 in principal amount or multiples of $1,000 in excess thereof) of Notes that have denominations larger than $2,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder (except as otherwise provided in the last paragraph of this Section 3.04) whose Notes are to be redeemed, except that redemption notices may be mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Notes pursuant to Section 8.02 hereof or a satisfaction and discharge of the Indenture pursuant to Section 8.01 hereof.

The notice shall identify the Notes to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

(v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

(vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $2,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued; and

(vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

At the Company’s request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officer’s Certificate stating that such notice has been given.

SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

SECTION 3.06. Deposit of Redemption Price. On or prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder without service charge, a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Notes. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes.

The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

SECTION 4.02. Maintenance of Office or Agency. The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.01.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Paying Agent Office of the Trustee, as such office or agency of the Company where Notes may be surrendered for registration of transfer or exchange or for presentation for payment.

The Company hereby initially designates the Corporate Trust Office of the Trustee, as such office where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

SECTION 4.03. Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, issue, assume or guarantee any Indebtedness secured by a Lien upon any of its properties or assets, whether owned on the Closing Date or thereafter acquired, without effectively providing concurrently that the Notes are secured equally and ratably with or, at the Company’s option, prior to such Indebtedness so long as such Indebtedness shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Indebtedness secured by:

(i) Permitted Liens;

(ii) Liens securing obligations under the Notes and this Indenture;

(iii) Liens in favor of the Company or any of its Subsidiaries;

(iv) Liens to secure obligations under Credit Facilities (and any Refinancing thereof pursuant to clause (vi) below) in an aggregate principal amount not to exceed $600.0 million plus the amount of any premium, fee, expense or accrued and unpaid interest payable in connection with any Refinancing thereof and Attributable Debt under Sale and Leaseback Transactions permitted under clauses (i), (iii) and (iv) of Section 4.04;

(v) Liens on property or assets of Foreign Subsidiaries to secure Indebtedness of such Foreign Subsidiary (a) existing on the date hereof or (b) incurred in the ordinary course of business; and

(vi) Liens existing on the date hereof or any extension, renewal, replacement or refunding, in whole or in part, of any Indebtedness secured by a Lien existing on the date hereof or referred to in the foregoing clauses or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness and the principal amount of the Indebtedness secured thereby and not otherwise authorized by the foregoing clauses (collectively a “Refinancing”) shall not exceed the principal amount of Indebtedness, plus any premium, fee, expense or accrued and unpaid interest payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

For purposes of determining compliance of any non-U.S. dollar-denominated Indebtedness with this covenant, the amount outstanding under any U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall at all times be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in the same or different currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

For purposes of determining what category of excluded Liens in the foregoing paragraphs, or the next paragraph in which any Lien shall be included, the Company in its sole discretion may classify such Lien on the date of its incurrence and later reclassify all or a portion of such Lien in any manner that complies with this covenant.

Notwithstanding the restrictions described above, the Company and any of its Subsidiaries may create, incur, issue, assume or guarantee Indebtedness secured by Liens without securing the Notes, if at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate amount of all such Indebtedness secured by Liens which would otherwise be subject to such restrictions (other than any Indebtedness secured by Liens permitted as described in clauses (i) through (vi) of the second paragraph of this Section 4.03) plus all Attributable Debt of the Company and any of its Subsidiaries in respect of Sale and Leaseback Transactions (with the exception of such transactions which are permitted under clauses (i) through (iii) of Section 4.04) does not exceed 15% of Consolidated Tangible Assets.

SECTION 4.04. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(i) the Sale and Leaseback Transaction is solely with the Company or any of its Subsidiaries;

(ii) the Company or such Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (i) through (vi) of the second paragraph of Section 4.03, without securing the Notes then outstanding under this Indenture, to create, incur, issue, assume or guarantee Indebtedness secured by a Lien on such property or assets in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(iii) the Company or such Subsidiary within 180 days after the sale of property or assets in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of such property or assets or (B) the Fair Market Value of such property or assets to (i) the permanent retirement of Notes, other Indebtedness of the Company ranking on a parity with the Notes or Indebtedness of a Subsidiary or (ii) the acquisition of different property, facilities or equipment or the expansion of the Company’s existing business, including the acquisition of other businesses or capital expenditures; or

(iv) the Attributable Debt of the Company and its Subsidiary in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the Closing Date (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (i) through (iii) of this Section 4.04), plus the aggregate principal amount of Indebtedness secured by Liens then outstanding (not including any such Indebtedness secured by Liens described in clauses (i) through (vi) of the second paragraph of Section 4.03) which do not equally and ratably secure the Notes (or secure Notes on a basis that is prior to other Indebtedness secured thereby), would not exceed 15% of Consolidated Tangible Assets.

For purposes of determining the applicable category of permitted Sale and Leaseback Transactions in the foregoing clauses, the Company in its sole discretion may classify such Sale and Leaseback Transaction on the date of its incurrence and later reclassify all or a portion of such Sale and Leaseback Transaction in any manner that complies with this covenant.

SECTION 4.05. Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest, if any, to the Payment Date.

The Company will not be required to make an Offer to Purchase upon the occurrence of a Change of Control pursuant to this Section 4.05, if (i) a third party makes an Offer to Purchase the Notes in the manner, at the times and otherwise in compliance with this Indenture applicable to an Offer to Purchase and purchases all Notes properly tendered and not withdrawn in such Offer to Purchase upon a Change of Control, or (ii) a notice of redemption has been given pursuant to Section 3.04 of this Indenture unless and until there is a default in payment of the applicable redemption price. An Offer to Purchase upon the occurrence of a Change of Control may be made by either the Company or a third party in advance of a Change of Control if a definitive agreement to effect the Change of Control is in place at the time such Offer to Purchase is made and the Offer to Purchase is effected upon the consummation of the Change of Control, and such Offer to Purchase may be conditional on the Change of Control.

SECTION 4.06. Existence. Subject to Articles Four and Five of this Indenture, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its existence and the existence of each of its Subsidiary Guarantors in accordance with the respective organizational documents of the Company and each of its Subsidiary Guarantors and the material rights (whether pursuant to charter, certificate of formation, article of incorporation, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each of its Subsidiary Guarantors; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Subsidiary Guarantor, if the maintenance or preservation thereof is no longer desirable in the Company’s judgment for the conduct of the business of the Company and its Subsidiary Guarantors taken as a whole.

SECTION 4.07. Payment of Taxes and Other Claims. The Company shall pay or discharge and shall cause each of its Subsidiary Guarantors to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary Guarantor, (b) the income or profits of any such Subsidiary Guarantor which is a corporation or (c) the property of the Company or any such Subsidiary Guarantor and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary Guarantor; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

SECTION 4.08. Maintenance of Properties and Insurance. The Company shall cause all properties used or useful in the conduct of its business or the business of any of its Subsidiary Guarantors to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.08 shall prevent the Company or any Subsidiary Guarantor from discontinuing the use, operation or maintenance of any of such properties or disposing of any property or assets, if such discontinuance or disposal is, in the judgment of the Company, desirable for the Company on a consolidated basis.

The Company will provide or cause to be provided, for itself and its Subsidiary Guarantors, insurance (including appropriate self-insurance) in amounts and with such deductions and covering such risks as it reasonably deems adequate, with recognized, financially sound insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or any such Subsidiary Guarantors, as the case may be, is then conducting business.

SECTION 4.09. Notice of Defaults. In the event that any Officer becomes aware of any Default or Event of Default, the Company shall deliver to the Trustee an Officer’s Certificate, within 10 days of becoming aware of such Default or Event of Default, specifying such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.10. Compliance Certificates. The Company shall deliver to the Trustee, within 90 days after the end of the last fiscal quarter of each year, an Officer’s Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificate shall contain a certification from the Principal Executive Officer, Principal Financial Officer or Principal Accounting Officer of the Company that a review has been conducted of the activities of the Company and its Subsidiary Guarantors and the Company’s and its Subsidiary Guarantor’s performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. Except with respect to any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to this Section 4.10, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with or breach of any representation, warranty or covenant made in this Indenture. If any of the officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate pursuant to this Section 4.10 shall be delivered within 90 days of the end of the last fiscal quarter of 2012.

SECTION 4.11. Commission Reports and Reports to Holders. Whether or not the Company is required to file reports with the Commission, to the extent permitted by the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto within the time periods specified by the Commission’s rules and regulations. For as long as the Notes are outstanding, the Company shall supply the Trustee within 15 days of filing with the Commission and each Holder who so requests or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

Delivery of any information to the Trustee is for informational purposes only and the Trustee’s receipt of the information shall not constitute actual or constructive notice of any information contained therein, including the Company’s compliance with any of its covenants thereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be required to examine any information for any reason hereunder, including without limitation, determining whether the Company has complied with its covenants or obligations hereunder or to ascertain the correctness or otherwise of the information or statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise.

SECTION 4.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.13. Issuances of Subsidiary Guarantees. The Company shall cause each domestic Subsidiary of the Company that Guarantees Indebtedness of the Company under the Credit Agreement to execute and deliver a supplemental indenture to this Indenture providing for a Note Guarantee by such Subsidiary pursuant to Article Ten, it being acknowledged that any such Note Guarantee shall be limited hereunder to the same extent such Subsidiary Guarantor’s Guarantee of Indebtedness under the Credit Agreement is limited; provided further that no Subsidiary will be required to become a Subsidiary Guarantor where prohibited by applicable Federal or state laws and regulations.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. When Company or Subsidiary Guarantors May Merge, Etc. The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person unless:

(i) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the “Surviving Person”) shall be a corporation, limited liability company, trust or limited partnership organized and validly existing under the laws of the United States of America or any jurisdiction thereof;

(ii) the Surviving Person shall expressly assume, by supplemental indenture, which shall be in form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Notes and the Indenture;

(iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(iv) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, shall have confirmed that its Note Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Notes and this Indenture; and

(v) The Company or the Surviving Person, as applicable, shall have delivered to the Trustee an Officer’s Certificate stating that (y) the transaction or series of transactions and such supplemental indenture, if any, complies with this provision, and (z) all conditions precedent provided for herein relating to the transaction or series of transactions have been satisfied.

Subject to the following paragraph, nothing contained in this Indenture shall prevent any consolidation or merger of a Subsidiary with or into the Company or another Subsidiary that is a wholly owned Subsidiary of the Company or shall prevent any sale, assignment, conveyance, transfer, lease or other disposition of the property or assets of the Company or a Subsidiary as an entirety or substantially as an entirety to the Company or another Subsidiary that is a wholly owned Subsidiary of the Company.

Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of its Note Guarantee and this Indenture, in connection with the sale, exchange or transfer to any Person (other than a Subsidiary of the Company) of all of the Capital Stock of such Subsidiary Guarantor) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless:

(i) such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized and existing under the laws of the United States of America or any jurisdiction thereof and such Person assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on its Note Guarantee; and

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company or any Subsidiary Guarantor in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company or any Subsidiary Guarantor is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and except in the case of a lease, be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor under this Indenture and the Notes or Note Guarantee, as applicable, with the same effect as if such successor Person had been named as the Company or such Subsidiary Guarantor herein; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Notes and such Subsidiary Guarantor shall not be released from its Note Guarantee in the case of a lease of all or substantially all of its property and assets.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01. Events of Default. Each of the following is an “Event of Default”:

(q) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(r) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(s) except as permitted by this Indenture, any Note Guarantee of any Subsidiary Guarantor, shall for any reason cease to be, or it shall be asserted by any Subsidiary Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms for a period of 45 days;

(t) default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a), (b), or (c) above), and continuance of such default or breach for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(u) a default or defaults under any bonds, debentures, notes or other evidences of Indebtedness (other than the Notes) by the Company or any Significant Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $75.0 million, whether such Indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Indebtedness prior to its express maturity or shall constitute a failure to pay at least $75.0 million of such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto;

(v) the entry against the Company or any Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $75.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(w) the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d) makes a general assignment for the benefit of its creditors, or

(e) generally is not paying its debts as they become due; or

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(b) appoints a Custodian of the Company or any Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries; or

(c) orders the liquidation of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) of Section 6.01 with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of, premium, if any, or interest on the Notes, have been cured or waived as provided in this Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (e) of Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (e) of Section 6.01 shall be remedied or cured by the Company or a Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 90 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (g) of Section 6.01 occurs with respect to the Company, the principal of, premium, if any, and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Prior to an acceleration described above, the Holders of a majority in principal amount of the outstanding notes, by notice to the Trustee, may waive, on behalf of the Holders of all notes any past default or Event of Default, except as set forth under Section 9.02. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interest of the Holders to do so.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the outstanding Notes shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Pursuant to Section 4.10, the Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and pursuant to Section 4.09, the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

SECTION 6.06. Limitation on Suits. No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First: to the Trustee for all amounts due under Section 7.07;

Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 25% in principal amount of the outstanding Notes.

SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

Except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under this Indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

(i) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

(ii) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, which shall conform to Section 11.03. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

(iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee satisfactory security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that the Trustee’s conduct does not constitute gross negligence or bad faith;

(vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(vii) the Trustee shall not be bound to make any investigation into the facts or matters stated nor need it confirm or investigate the accuracy of mathematical calculations or other facts stated in any resolution, certificate, statement, instrument, opinion, financial statement, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at the Company’s sole cost and expense, to examine the books, records and premises of the Company personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(viii) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any Subsidiary Guarantor or by any Holder of the Notes;

(ix) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(x) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(xi) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(xii) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(xiii) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder; and

(xiv) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

SECTION 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not be accountable for the Company’s use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to any Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each October 1, beginning with October 1, 2013, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such October 1, if required by TIA Section 313(a).

A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing, from time to time, for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee without negligence or bad faith on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company and each Subsidiary Guarantor, jointly and severally, shall indemnify each of the Trustee or any predecessor Trustee and their directors, officers, agents and employees for, and hold them harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense provided, however, that the Trustee shall have the right to defend such claim if, upon the advice of counsel, its interests may be prejudiced by the conduct of such defense by the Company or if a conflict of interest exists by reason of Common representation. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (f) or (g) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and termination of this Indenture.

The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance,

subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

If the Trustee is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Trustee shall resign immediately in the manner and with the effect provided in this Section.

The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligation under Section 7.07 shall continue for the benefit of the retiring Trustee. Upon the Trustee’s resignation or removal, the Company shall promptly pay the Trustee all amounts owed by the Company to the Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.

SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition that is subject to the requirements of applicable federal or state supervising or examining authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

ARTICLE EIGHT

DISCHARGE OF INDENTURE

SECTION 8.01. Termination of Company’s Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

(i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption by the Trustee in the name and at the expense of the Company, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, trust funds solely for the benefit of the Holders for that purpose, in cash or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient (if trust funds are in U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound (D) the Company has delivered irrevocable instructions to the Trustee to apply such deposited money towards the payment of the Notes at maturity or on the Redemption Date, as the case may be and (E) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

With respect to the foregoing clause (i), the Company’s obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company’s obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive. If money shall have been deposited with the Trustee pursuant to this Section 8.01, the obligations of the Trustee under Section 8.04 hereof shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes after the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes (except for Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

(A) With reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, or premium, if any, on the Notes and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium if any, and accrued interest on the outstanding Notes (i) on the Stated Maturity of such principal and interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes or (ii) on any earlier Redemption Date pursuant to the terms of this Indenture and the Notes; provided that the Company has provided the Trustee with irrevocable instructions to redeem all of the outstanding Notes on such Redemption Date;

(B) The Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a published ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(D) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance or discharge contemplated by this Section 8.02 have been complied with; and

(E) if the Notes are redeemed prior to their Stated Maturity, notice of such redemption shall have been duly given or provision therefor satisfactory to the Trustee shall have been made.

If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(1) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company’s obligations under Section 4.01, then the Company’s obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in Sections 4.03 through 4.05 and 4.11 and such omission shall be deemed not to be an Event of Default and clauses (c), (d) and (e) of Section 6.01 of this Indenture shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

(i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes (i) on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes or (ii) on any earlier Redemption Date pursuant to the terms of this Indenture and the Notes; provided that the Company has provided the Trustee with irrevocable instructions to redeem all of the outstanding Notes on such Redemption Date;

(ii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (B) the beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

(iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound,

(iv) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with; and

(v) if the Notes are redeemed prior to their Stated Maturity, notice of such redemption shall have been duly given or provision therefor satisfactory to the Trustee shall have been made.

SECTION 8.04. Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.05. Repayment to Company. Subject to any applicable escheat and abandoned property laws and Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officer’s Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the

Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), the Subsidiary Guarantors (in their capacity as Guarantors) and the Trustee, may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder to:

(1) cure any ambiguity, defect or inconsistency in this Indenture;

(2) comply with Article Five;

(3) evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(4) establish the form or forms of Notes of any series or the coupons appertaining to such Notes;

(5) provide for uncertificated Notes in addition to or in place of the certificated Notes and make all appropriate changes for such purpose;

(6) allow any Subsidiary Guarantor to execute a supplemental indenture and a Note Guarantee with respect to the Notes or to release a Guarantee or security interest under the Notes or a Note Guarantee in accordance with the terms of this Indenture;

(7) make any change that would provide any additional rights or benefits to the Holders;

(8) comply with the rules of any applicable securities depository;

(9) provide for the issuance of Additional Notes;

(10) secure the Notes;

(11) make any change that does not adversely affect the rights of Holders; or

(12) conform the text of this Indenture or the Notes to any provision of the “Description of Notes” in the Company’s Offering Memorandum dated September 21, 2012 related to the Notes;

SECTION 9.02. With Consent of Holders. Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), the Subsidiary Guarantors (in their capacity as Guarantors) and the Trustee may amend this Indenture and the Notes with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive compliance by the Company with any provision of this Indenture or the Notes.

Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver may not:

(i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(ii) reduce the principal amount of, or premium, if any, or interest on, (including any amount in respect of original issue discount), any Note;

(iii) change the optional redemption dates or optional redemption prices of the Notes from that stated in Section 3.01;

(iv) change the place or currency of payment of principal of, or premium, if any, or installment of interest on, any Note;

(v) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) of any Note;

(vi) waive a Default in the payment of principal of, premium, if any, or interest on the Notes;

(vii) release any Subsidiary Guarantor from its Note Guarantee, except as provided in this Indenture;

(viii) amend, change or modify the obligation of the Company to make and consummate an Offer to Purchase under Section 4.05 after a Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto after a Change of Control has occurred; or

(ix) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for any supplemental indenture or for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults and their consequences provided for in this Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in the second paragraph of Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Company’s expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Company. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE TEN

GUARANTEE OF NOTES

SECTION 10.01. Note Guarantee. Subject to the provisions of this Article Ten, each Subsidiary Guarantor hereby, jointly and severally, fully and unconditionally Guarantees to each Holder of Notes hereunder and to the Trustee on behalf of the Holders: (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise; provided that any such Note Guarantee shall be limited hereunder to the same extent such Subsidiary Guarantor’s Guarantee of Indebtedness under the Credit Agreement is limited and subject, in the case of clauses (i) and (ii) above, to the limitations set forth in the next succeeding paragraph.

Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Guarantee by any Subsidiary Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to the following paragraph, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting such fraudulent transfer or conveyance.

In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under its Note Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Subsidiary Guarantor’s obligations with respect to its Note Guarantee. “Adjusted Net Assets” of such Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Note Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Note Guarantee of such Subsidiary Guarantor), excluding debt in respect of its Note Guarantee of such Subsidiary Guarantor), excluding debt in respect of its Note Guarantee, as they become absolute and matured.

Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants that this Note Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon and as provided in Sections 8.01, 8.02 and 8.03. In the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purposes of this Article

Ten. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six, the Trustee shall promptly make a demand for payment on the Notes under the Note Guarantee provided for in this Article Ten.

The obligations of each Subsidiary Guarantor under its Note Guarantee are independent of the obligations Guaranteed by the Subsidiary Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in this Indenture, against any Subsidiary Guarantor to enforce this Note Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

If the Trustee or the Holder is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to Company or any Subsidiary Guarantor, any amount paid to the Trustee or such Holder in respect of a Note, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

Except as provided above, each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Subsidiary Guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any Subsidiary Guarantor or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or a Subsidiary Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Subsidiary Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Notes. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to this Indenture and that the waivers set forth in this Section 10.01 are knowingly made in contemplation of such benefits.

The Note Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

SECTION 10.02. Obligations Unconditional. Except in the circumstances described in the proviso in the first paragraph of Article 10.01, nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among any Subsidiary Guarantor and the holders of the Notes, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, upon failure by the Company to pay to the holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Subsidiary Guarantor, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

Without limiting the foregoing, nothing contained in this Article Ten will restrict the right of the Trustee or the Holders to take any action to declare the Note Guarantee to be due and payable prior to the Stated Maturity of any Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

SECTION 10.03. Release of Note Guarantees. The Note Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon:

(i) any sale, exchange or transfer to any Person (other than a Subsidiary of the Company) of any of the Capital Stock of such Subsidiary Guarantor;

(ii) in the event all or substantially all the assets or Capital Stock of a Subsidiary Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person in compliance with the terms of this Indenture;

(iii) the release or discharge of the Guarantee by such Subsidiary Guarantor (other than York) of Indebtedness of the Company under the Credit Agreement and, in the case of York, at such time as York ceases to be a co-issuer under the Company’s 3.125% Convertible Notes due 2013 and is released and discharged under the Credit Agreement;

(iv) if the Notes are rated Investment Grade by both Rating Agencies and no Default or Event of Default shall have occurred and then be continuing;

(v) in the event of liquidation or dissolution of such Subsidiary Guarantor; or

(vi) if the Notes are defeased or discharged in accordance with the terms of this Indenture.

SECTION 10.04. Notice to Trustee. Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantee pursuant to the provisions of this Article Ten.

SECTION 10.05. This Article Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01. Notices. Any notice, request or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

if to the Company:

Sotheby’s

Attn: General Counsel

1334 York Avenue

New York, New York 10021

Telecopier No.: (212) 606-7574

Attention: Worldwide General Counsel

Copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Telecopier No.: (212)-310-8007

Attention: Todd R. Chandler, Esq.

if to the Trustee:

U.S. Bank National Association

Corporate Trust Services

60 Livingston Avenue

St. Paul, MN 55107-1419

Attention: Raymond Haverstock

        Vice President and Account Manager

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication shall be delivered electronically in the case of Holders of Global Notes or otherwise mailed to a Holder at its address as it appears on the Security Register by first-class mail and shall be deemed sufficiently given to the Holder if so electronically delivered or mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be delivered electronically or mailed to the Trustee and each Agent at the same time.

Failure to electronically deliver or mail a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.01, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(iii) a statement that, in the opinion of each such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 11.04. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.05. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date or Stated Maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 11.06. Governing Law. This Indenture and the Notes shall be governed by the laws of the State of New York. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

SECTION 11.07. No Adverse Interpretation of Other Agreements. Any other indenture, loan or debt agreement of the Company may not be used to interpret this Indenture.

SECTION 11.08. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

SECTION 11.09. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.11. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

SECTION 11.13. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

SOTHEBY’S, the Issuer

By:	/s/ William S. Sheridan
Name:	William S. Sheridan
Title:	Executive Vice President and Chief Financial Officer

OBERON, INC.

SIBS, LLC

SOTHEBY PARKE BERNET INC.

SOTHEBYS.COM AUCTIONS, INC.

SOTHEBY’S ASIA, LLC

SOTHEBY’S FINANCIAL SERVICES CALIFORNIA, INC.

SOTHEBY’S FINANCIAL SERVICES, INC.

SOTHEBY’S FINE ART HOLDINGS, INC.

SOTHEBY’S HOLDINGS INTERNATIONAL, INC.

SOTHEBY’S NEVADA, INC.

SOTHEBY’S THAILAND, INC.

SOTHEBY’S VENTURES, LLC

SPTC, INC.

THETA, INC.

YORK AVENUE DEVELOPMENT, INC.

YORK HOLDINGS INTERNATIONAL, INC.

By:	/s/ William S. Sheridan
Name:	William S. Sheridan
Title:	Vice President

SOTHEBYS.COM LLC

By:	/s/ William S. Sheridan
Name:	William S. Sheridan
Title:	Senior Vice President

SOTHEBY’S, INC.

By:	/s/ William S. Sheridan
Name:	William S. Sheridan
Title:	Executive Vice President and Chief Financial Officer

SOTHEBY’S RES, INC.

By:	/s/ William S. Sheridan
Name:	William S. Sheridan
Title:	Vice President and Treasurer

72ND AND YORK, INC.

By:	/s/ Michael L. Gillis
Name:	Michael L. Gillis
Title:	Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

EXHIBIT A

[APPLICABLE LEGENDS]

[FACE OF NOTE]

SOTHEBY’S

5.25% Senior Note due 2022

[CUSIP No.][ISIN][            ]

No.	$

SOTHEBY’S, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                     , or its registered assigns, the principal sum of         Dollars ($        ) on October 1, 2022.

Interest Payment Dates: April 1 and October 1, commencing April 1, 2013

Regular Record Dates: March 15 and September 15.

The Initial Subsidiary Guarantors and any future Subsidiary Guarantors (collectively, the “Subsidiary Guarantors,” which term includes any successors under the Indenture hereinafter referred to and any Subsidiary Guarantor that provides a Note Guarantee pursuant to the Indenture), have fully and unconditionally guaranteed the payment of principal of, premium, if any, and interest on the Notes.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms used herein have the meanings assigned to them in the within-mentioned Indenture unless otherwise indicated.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

SOTHEBY’S

By:
Name:
Title:

By:
Name:
Title:

(Trustee’s Certificate of Authentication)

This is one of the 5.25% Senior Notes due 2022 described in the within-mentioned Indenture.

Date:	U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Authorized Signer

[REVERSE SIDE OF NOTE]

SOTHEBY’S

5.25% Senior Note due 2022

1.	Principal and Interest.

The Company will pay the principal of this Note on October 1, 2022.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at a rate of 5.25% per annum.

Interest will be payable semiannually in cash in arrears (to the holders of record of the Notes at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing April 1, 2013.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate borne by this Note.

2.	Method of Payment.

The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each April 1 and October 1, commencing April 1, 2013, to the persons who are Holders (as reflected in the Security Register at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after October 1, 2022.

This Note is a “book-entry” note and is being registered in the name of Cede & Co. as nominee of The Depositary Trust Company (“DTC”), a clearing agency. As long as this Note is registered in the name of DTC or its nominee, the Trustee will make payments of principal, premium, if any, and interest on this Note by wire transfer of immediately available funds to DTC or its nominee. With respect to any Note that is not registered in the name of DTC or its nominee, the Company may pay principal, premium, if any, and interest by its check payable in such money of the United States that at the time of payment is legal tender for payment of public and private debts. It may mail an interest check to a Holder’s registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

The Notes may be exchanged or transferred at the office or agency of the Company. Initially, the paying agent office of the Trustee will serve as such office.

3.	Paying Agent and Registrar.

Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.	Indenture; Limitations.

The Company issued the Notes under an Indenture dated as of September 27, 2012 (the “Indenture”), among the Company, the Initial Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are general unsecured unsubordinated obligations of the Company.

The Company may, subject to and applicable law, issue additional Notes under the Indenture.

The Indenture does not limit the amount of Notes that may be issued.

5.	Optional Redemption.

The Notes will not be redeemable at any time prior to maturity except as set forth below.

At any time prior to October 1, 2017, the Notes may be redeemed in whole or in part, at the option of the Company, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of the Redemption Date, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption may be made upon notice delivered electronically or mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date.

On or after October 1, 2017, the Notes may be redeemed in whole or in part, at the option of the Company at the redemption price (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to, but not including, the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on October 1 of the years indicated below:

Year	Percentage
2017	102.652%
2018	101.750%
2019	100.875%
2020 and thereafter	100.000%

In addition, at any time prior to October 1, 2015, the Company may redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the Net Cash Proceeds of one or more sales of common stock of the Company, at a Redemption Price (expressed as a percentage of principal amount) of 105.25%, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that (i) at least 60% of the aggregate principal amount of Notes originally issued on the Closing Date remains outstanding after each such redemption and (ii) notice of any such redemption is mailed within 60 days after each such sale of common stock.

Notes in original denominations larger than $2,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.	Repurchase upon Change of Control.

Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Payment Date”).

A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than $2,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

7.	Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

8.	Persons Deemed Owners.

A Holder shall be treated as the owner of a Note for all purposes.

9.	Unclaimed Money.

Subject to any applicable escheat and abandoned property laws, if money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.	Discharge Prior to Redemption or Maturity.

Subject to certain conditions and as set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

11.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

12.	Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries, among other things, incur Indebtedness secured by Liens, enter into sale-leaseback transactions, or merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company shall deliver to the Trustee an Officer’s Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants. The first certificate shall be delivered within 90 days of the end of the last fiscal quarter of 2012.

13.	Successor Persons.

When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.	Defaults and Remedies.

Any of the following events constitutes an “Event of Default” under the Indenture:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) except as permitted by this Indenture, any Note Guarantee of any Subsidiary Guarantor, shall for any reason cease to be, or it shall be asserted by any Subsidiary Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms for a period of 45 days;

(4) default in the performance, or breach, of any covenant or agreement of the Company or any Significant Subsidiary Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), or (3) above), and continuance of such default or breach for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(5) a default or defaults under any bonds, debentures, notes or other evidences of Indebtedness (other than the Notes) by the Company or any Significant Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $75.0 million, whether such Indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Indebtedness prior to its express maturity or shall constitute a failure to pay at least $75.0 million of such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto;

(6) the entry against the Company or any Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $75.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(7) (i) the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d) makes a general assignment for the benefit of its creditors, or

(e) generally is not paying its debts as they become due;

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(b) appoints a Custodian of the Company or any Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries; or

(c) orders the liquidation of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days.

If an Event of Default (other than an Event of Default specified in clause (7) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of, premium, if any, or interest on the Notes, have been cured or waived as provided in this Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or a Subsidiary of the Company or waived by the holders of the relevant Indebtedness if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (7) above occurs with respect to the Company, the principal of, premium, if any, and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Prior to an acceleration described above, the Holders of a majority in principal amount of the outstanding notes, by notice to the Trustee, may waive, on behalf of the Holders of all notes any past default or Event of Default, except as set forth under Sections 6.04 and 9.02 of the Indenture. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interest of the Holders to do so.

15.	Guarantee.

The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors.

16.	Trustee Dealings with the Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company, the Subsidiary Guarantors or their Affiliates and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates as if it were not the Trustee.

17.	No Recourse Against Others.

No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

18.	Authentication.

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

19.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

20.	Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to Sotheby’s, 1334 York Avenue, New York, New York 10021; Attention: Secretary.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL NOTES OTHER THAN UNRESTRICTED OFFSHORE GLOBAL NOTES AND UNRESTRICTED OFFSHORE PHYSICAL NOTES]

In connection with any transfer of this Note occurring prior to the date which is the end of the period referred to in Rule 144 or any successor provision under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

[ ] (a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

or

[ ] (b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 4.05 of the Indenture, check the Box:

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.05 of the Indenture, state the principal amount: $        .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

[include for Global Notes]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decreases in principal amount	Amount of increases in principal amount	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

EXHIBIT B

Form of Certificate to Be

Delivered in Connection with

Transfers to Non-QIB Accredited Investors

                    ,

U.S. Bank National Association

Corporate Trust Services

60 Livingston Avenue

St. Paul, MN 55107-1419

Re: Sotheby’s (the “Company”)

5.25% Senior Notes due 2022 (the “Notes”)

Dear Sirs:

In connection with our proposed purchase of $         aggregate principal amount of the Notes, we confirm that:

1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of September 26, 2012 (the “Indenture”) relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144 or any successor provision of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

B-1

3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Authorized Signature

B-2

EXHIBIT C

Form of

Transferee Letter of Representation

U.S. Bank National Association

Corporate Trust Services

60 Livingston Avenue

St. Paul, MN 55107-1419

Ladies and Gentlemen:

This certificate is delivered to request a transfer of US$[        ] principal amount of the 5.25% Senior Notes due 2012 (the “Notes”) of Sotheby’s (the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least US$250,000 principal amount of the Notes (or, if less than US$250,000, we are furnishing herewith an Opinion of Counsel that such purchase is in compliance with the Securities Act), and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is six months after the later of the date of original issue and the last date on which the Company was or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a “qualified institutional buyer” in a transaction meeting the requirements

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of Rule 144A, (iii) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (v) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (v) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii) or (iv) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

By:

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EXHIBIT D

Form of Certificate to Be Delivered in

Connection with Transfers Pursuant to Regulation S

                    ,

U.S. Bank National Association

Corporate Trust Services

60 Livingston Avenue

St. Paul, MN 55107-1419

Re: Sotheby’s (the “Company”)

5.25% Senior Notes due 2022 (the “Notes”)

Dear Sirs:

In connection with our proposed sale of U.S.$          aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

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EXHIBIT E

Form of

Certificate of Exchange

U.S. Bank National Association

Corporate Trust Services

60 Livingston Avenue

St. Paul, MN 55107-1419

Ladies and Gentlemen:

This certificate is delivered to request a transfer of US$[        ] principal amount of the 5.25% Senior Notes due 2022 (the “Notes”) of Sotheby’s (the “Issuer”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture, dated as of September 27, 2012, among the Issuer, the Subsidiary Guarantors and the Trustee.

                    (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of US$         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

EXCHANGE OF RESTRICTED PHYSICAL NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED PHYSICAL NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES OR EXCHANGE OF OFFSHORE PHYSICAL NOTES OR BENEFICIAL INTERESTS IN AN OFFSHORE GLOBAL NOTE FOR UNRESTRICTED PHYSICAL NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES

(a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OR OFFSHORE GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note or an Offshore Global Note for a beneficial interest in an Unrestricted Global Note of the same series in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OR AN OFFSHORE GLOBAL NOTE TO

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UNRESTRICTED PHYSICAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note or an Offshore Global Note for an Unrestricted Physical Note of the same series, the Owner hereby certifies (i) the Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED PHYSICAL NOTE OR AN OFFSHORE PHYSICAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Physical Note or an Offshore Physical Note for a beneficial interest in an Unrestricted Global Note of the same series, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED PHYSICAL NOTE OR OFFSHORE PHYSICAL NOTE TO UNRESTRICTED PHYSICAL NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Physical Note or an Offshore Physical Note for an Unrestricted Physical Note of the same series, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Authorized Signature

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